Exhibit 5.1

January 26, 2023

Kopin Corporation

125 North Drive

Westborough, MA 01581

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated January 24, 2023 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-253933 (the “Registration Statement”) filed by Kopin Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of up to 17,000,000 shares of the Company’s common stock (the “Shares”), pre-funded warrants to purchase up to an aggregate of 6,000,000 shares of the Company’s common stock (the “Pre-Funded Warrants”, and such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated January 24, 2023 by and between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several Underwriters named therein. The Shares and the Warrants (collectively, the “Securities”) are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated April 27, 2022 (together with the Prospectus Supplement, the “Prospectus”). The Underwriting Agreement is being filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and by-laws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Underwriting Agreement, (v) the Pre-Funded Warrants, and (vi) the written actions of the board of directors referenced above.

This opinion is limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

With respect to the Pre-Funded Warrants, we have assumed that, as of each and every time any of the Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its certificate of incorporation to permit full exercise of each of the Pre-Funded Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Pre-Funded Warrant Shares, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP